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                                                                     EXHIBIT 1.2

                            LYONDELL CHEMICAL COMPANY

                         ARCO CHEMICAL TECHNOLOGY, INC.,
                         ARCO CHEMICAL TECHNOLOGY, L.P.
                                       and
                       LYONDELL CHEMICAL NEDERLAND, LTD.,
                                  as Guarantors

                                  $278,000,000

                      11 1/8% Senior Secured Notes due 2012

                             UNDERWRITING AGREEMENT

June 26, 2002

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                                                June 26, 2002


Salomon Smith Barney Inc.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Credit Suisse First Boston Corporation
         As representatives (the
         "Representatives") of the
         several Underwriters listed in
         Schedule B hereto
c/o Salomon Smith Barney Inc.
    388 Greenwich Street
    New York, New York 10013

Ladies and Gentlemen:

          Lyondell Chemical Company, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule B hereto (the "Underwriters"), an aggregate of $278,000,000 in principal amount of its 11 1/8% Senior Secured Notes due 2012 (the "Notes") subject to the terms and conditions set forth herein. The Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and The Bank of New York, as trustee (the "Trustee").

          The Notes will be guaranteed (the "Subsidiary Guarantees") by ARCO Chemical Technology, Inc., a Delaware corporation ("ACTI"), ARCO Chemical Technology, L.P., a Delaware limited partnership ("ACTLP") and Lyondell Chemical Nederland, Ltd., a Delaware corporation (together with ACTI and ACTLP, the "Guarantors"). Obligations in respect of the Notes (the "Indenture Obligations") will be secured on an equal and ratable basis with indebtedness under the Credit Agreement dated as of July 23, 1998 among the Company, the lenders party thereto, JPMorgan Chase Bank, as administrative agent, and the syndication agent, documentation agents, arranger and co-arrangers named therein (as amended heretofore, the "Credit Agreement"), the Company's 9 5/8% Senior Secured Notes, Series A, due 2007, 9 7/8% Senior Secured Notes, Series B, due

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2007 and 9 1/2% Senior Secured Notes due 2008 (the "Existing Secured Notes")
and certain other debt of the Company (the "Existing ARCO Chemical Debt") and certain obligations owed to the Pension Benefit Guaranty Corporation pursuant to a settlement (the "PBGC Settlement") by perfected liens on certain of the Company's personal property, all of the stock of the Company's domestic subsidiaries directly owned by the Company, 65% of the stock of the Company's foreign subsidiaries directly owned by the Company and certain of the Company's manufacturing plants pursuant to the security agreements, pledge agreements, mortgages and deeds of trust listed on Schedule A hereto (the "Security Documents"). The parties to the Security Documents have agreed to amend the Security Documents (the "Security Documents Amendment") to add the holders of the Notes as secured parties.

          The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (the file number of which is 333-88348) on Form S-3, relating to the Notes and certain other equity and debt securities (the "Shelf Securities") to be issued from time to time by the Company and the Guarantors. The Company and the Guarantors also have filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Notes. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Notes is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Notes in the form first used to confirm sales of the Notes is hereinafter referred to as the "Prospectus". If the Company and the Guarantors have filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and

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include any documents filed under the Exchange Act after the date of this
Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

          The parties to the Credit Agreement have agreed to amend and restate the Credit Agreement on the terms set forth in the Prospectus (the "Credit Agreement Amendment"). The Credit Agreement Amendment sets forth certain conditions precedent to the effectiveness thereof, including the sale of the Notes. The effectiveness of the Credit Agreement Amendment in accordance with its terms is a condition precedent to the purchase and sale of the Notes under this Agreement.

          The Company has sent a notice of prepayment to certain lenders under the term loan facility of the Credit Agreement and will use the net proceeds from the sale of the Notes to repay amounts owed to such lenders and to pay fees and expenses, as more fully described in the Prospectus.

          This Agreement, the Indenture (including the Subsidiary Guarantees), the Notes, the Security Documents (as amended by the Security Documents Amendment) and the Credit Agreement Amendment are herein referred to collectively as the "Transaction Documents."

          Concurrently with this offering of Notes, the Company is offering up to 8,280,000 shares of its Common Stock pursuant to a separate prospectus supplement. Closing of the common stock offering is not conditioned upon the closing of this offering, and this offering is not conditioned on the closing of such offering.

          The Company and each Guarantor hereby agrees with the Underwriters as follows:

          1. The Company agrees to sell the Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company at a purchase price equal to 96.998% of the principal amount thereof (the "Purchase Price") (plus accrued interest, if any, from July 2, 2002 to the date of payment and delivery) the principal amount of Notes set forth opposite such Underwriter's name on Schedule B hereto. Except as may otherwise be agreed pursuant to Section 9 hereof, the Company shall not be obligated to deliver any of the Notes except upon payment for all of the Notes to be purchased as provided herein.

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          2.    The Company understands that the Underwriters intend (i) to make a public offering of the Notes as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus. Such price may be changed at any time without notice.

          3. Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified to the Representatives by the Company on July 2, 2002, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment for the Notes is referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York, New York or Houston, Texas.

          The Company will deliver to the Underwriters against payment of the purchase price thereof the Notes to be purchased by each Underwriter hereunder in the form of one or more global Notes in registered form without interest coupons which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in the global Notes will be held only in book-entry form through DTC except in the limited circumstances described in the Prospectus when they may be transferred in the form of definitive certificated Notes.

          4. The Company and each Guarantor jointly and severally represent and warrant to each Underwriter that:


                  (a) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to (A) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of

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         Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TIA" or the "Trust Indenture Act"), of the Trustee.

                  (b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (A) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; or (B) that part of the Registration Statement that constitutes the Form T-1 referred to above.

                  (c) The documents incorporated by reference in the Prospectus, when they become effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) The financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and

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         the results of their operations and changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Prospectus, comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Securities Act; the other financial and statistical information and data included or incorporated by reference in the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                  (e) There has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in or affecting the business, prospects, condition (financial or other), stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change"), from that set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement); and, except as set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement), neither the Company nor any of its Significant Joint Ventures (as defined below) or subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole or incurred any material liability, direct or contingent.

                  (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on or affecting the business, prospects, condition (financial or other), stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

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                  (g)  the list of subsidiaries on Schedule C includes the only subsidiaries, direct or indirect, of the Company with assets, or in which the Company has an investment, in excess of $1,000,000 (the subsidiaries on such Schedule herein referred to as the "subsidiaries"). Each has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except (i) in the case of foreign subsidiaries, for directors' qualifying shares, (ii) the pledge of such stock or other ownership interests pursuant to the Security Documents as set forth in the Prospectus and (iii) as otherwise set forth in the Prospectus) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests or similar claims (each, a "Lien").

                  (h) The joint ventures listed on Schedule D are the only joint ventures in which the Company or any of its subsidiaries participates as an owner or partner. Each of Equistar Chemicals, LP ("Equistar"), LYONDELL-CITGO Refining, LP ("LCR" and, together with Equistar, the "Significant Joint Ventures") has been duly organized and is validly existing as a limited partnership under the laws of its jurisdiction of organization, with power and authority (partnership and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding general and limited partnership interests of each Significant Joint Venture have been duly authorized and validly issued, are fully-paid and non-assessable (except insofar as any such general partnership interest carries with it liability for the debts and obligations of the relevant limited partnership). Except as set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement), the Company owns 41% of the outstanding general and limited partnership interests of Equistar and 58.75% of the outstanding general and limited partnership interests of LCR and (except for (i) the pledge under the Security Documents and (ii) otherwise, in each case as set forth in the Prospectus) the outstanding

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         general and limited partnership interests of the Significant Joint
         Ventures owned by the Company are owned by it, directly or indirectly, free and clear of all Liens (except for such restrictions on transfer of the Company's or its subsidiaries' owner or partner interest in a Significant Joint Venture as are set forth in the governing documents thereof), security interests and similar claims.

                  (i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights.

                  (j) Neither the Company nor any of its Significant Joint Ventures or subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or other constitutive documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Joint Ventures or subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except (other than in the case of the Credit Agreement and the Security Documents) for violations and defaults which individually and in the aggregate would not have a Material Adverse Effect. The issue and sale of the Notes and the Subsidiary Guarantees hereunder and the performance by the Company and its subsidiaries of their obligations under this Agreement and the consummation of the transactions contemplated herein and in the other Transaction Documents will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Joint Ventures or subsidiaries is a party or by which the Company or any of its Significant Joint Ventures or subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Joint Ventures or subsidiaries is subject or (B) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its Significant Joint Ventures or subsidiaries is party or by which the Company or any of its Significant Joint Ventures or any of its subsidiaries or their respective property is bound (other than the Liens created by the Security Documents), nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Joint Ventures or subsidiaries or any of their respective properties; and no consent, approv-

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         al, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement or in the other Transaction Documents except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Notes by the Underwriters.

                  (k) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Significant Joint Ventures or subsidiaries or any of their respective properties or to which the Company or any of its Significant Joint Ventures or subsidiaries is or may be a party or to which any property of the Company or any of its Significant Joint Ventures or subsidiaries is or may be the subject which, if determined adversely to the Company or any of its Significant Joint Ventures or subsidiaries, could individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described (including by way of incorporation by reference) in the Prospectus or the Registration Statement and are not so described.

                  (l) The Company and its Significant Joint Ventures and subsidiaries have good and marketable title in fee simple to all items of real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) (A) the liens thereon created pursuant to the Security Documents and (B) otherwise, in each case as described or referred to in the Prospectus or (ii) such liens permitted by the Security Documents and such other encumbrances and defects that do not affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its Significant Joint Ventures and subsidiaries in any manner which would have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Significant Joint Ventures and subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its Significant Joint Ventures or subsidiaries.

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                  (m)  No relationship, direct or indirect, exists between or among the Company or any of its Significant Joint Ventures or subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Significant Joint Ventures or subsidiaries on the other hand, which is required by the Securities Act to be described (including by way of incorporation by reference) in the Prospectus or the Registration Statement, which is not so described.

                  (n) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries or its Significant Joint Ventures, are independent public accountants as required by the Act.

                  (o) The Company and its Significant Joint Ventures and subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith.

                  (p) Each of the Company and its Significant Joint Ventures and subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as would not result in a Material Adverse Effect, and neither the Company nor any such Significant Joint Venture or subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company or any of its Significant Joint Ventures or subsidiaries could result in a Material Adverse Effect; and each of the Company and its Significant Joint Ventures and subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect.

                  (q) There are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its Significant Joint Ventures or subsidiaries which are likely to have a Material Adverse Effect.

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                  (r)  The Company and its Significant Joint Ventures and
         subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect, and except as disclosed in the Prospectus.

                  (s) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Significant Joint Ventures and subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as disclosed in the Prospectus.

                  (t) The Security Documents Amendment has been duly authorized by the Company and each of its subsidiaries party thereto and, on the Closing Date, will have been validly executed and delivered by the Company and each of its subsidiaries party thereto and the Security Documents (as amended by the Security Documents Amendment) will be valid and binding agreements of the Company and its subsidiaries party thereto, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

                  (u) The Security Documents create valid security interests or mortgage liens in the collateral purported to be covered thereby securing the Indenture Obligations, which security interests or mortgage liens are and will remain perfected security interests or liens prior to all other Liens


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         (subject to the exceptions contemplated by the Security Documents).
         Each of the representations and warranties made by the Company and its subsidiaries in each Security Document to which it is a party is true and correct in all material respects.

                  (v) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

                  (w) The Indenture has been duly qualified under the Trust Indenture Act and authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors, the Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

                  (x) The Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing). On the Closing Date, the Notes will conform as to legal matters to the description thereof contained in the Prospectus.

                  (y) The Subsidiary Guarantees of the Notes by each Guarantor have been duly authorized by such Guarantor and, when the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Subsidiary Guarantees of each Guarantor will be entitled to the benefits of the Indenture and will be the valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing). On the Closing Date, the Subsidiary Guarantees will conform as to legal matters to the description thereof contained in the Prospectus.

                  (z) The Credit Agreement Amendment has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Credit Agreement Amendment has been duly executed and delivered by the Company and each of the Guarantors, the Credit Agreement (as amended by the Credit Agreement Amendment) will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

                  (aa) Neither the Company or any Guarantor is and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Prospectus, neither will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  (bb) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  (cc) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

                  (dd) All indebtedness of the Company and the Guarantors that will be repaid with the proceeds of the issuance and sale of the Notes was incurred, and the indebtedness represented by the Notes is being incurred, for proper purposes and in good faith and each of the Company and the Guarantors was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) able to pay their respective debts as they mature.

                  (ee) Each certificate signed by any officer of the Company or the Guarantors and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or the Guarantors to the Underwriters as to the matters covered thereby.

                  (ff) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  (gg) The Company has furnished the Underwriters and their counsel true and correct copies of the forms of agreements with respect to the transactions with Occidental Petroleum Corporation and its subsidiaries described in the Prospectus under "Proposed Transactions with Occidental", and the Company is not aware of any material changes that are contemplated or expected to be made to such forms prior to, or after, their execution by the parties thereto; the description of such transactions included and incorporated by reference into the Prospectus is a fair and accurate summary of such transactions in all material respects.

         The Company and the Guarantors acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to
Section 6 hereof, counsel to the Company and the Guarantors and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          5. The Company and each of the Guarantors jointly and severally covenants and agrees with each of the several Underwriters as follows:

                  (a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

                  (b) to deliver, at the expense of the Company, to the Representatives four signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits (but including the documents incorporated by reference therein), and, during the period mentioned in Section 5(e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request;

                  (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

                  (d) to advise the Representatives promptly, and to confirm such advice in writing (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose,
         (vi) of the occurrence of any event, within the period referenced in
         Section 5(e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (e) if, during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Notes may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                  (f) to endeavor to qualify the Notes (and the Subsidiary Guarantees) for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Notes; provided that neither the Company nor any Guarantor shall be required to (x) file a general consent to service of process, (y) subject itself to taxation or (z) qualify as a foreign corporation in any jurisdiction in which it is not otherwise required to do so;

                  (g) to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                  (h) for a period of five years, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Company's securities (in the same manner as such documents are furnished to holders of the Company's securities), and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                  (i) during the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or the Guarantors or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Notes and the Subsidiary Guarantees (other than (i) the Notes and the Subsidiary Guarantees,
         (ii) borrowings under the Credit Agreement and (iii) commercial paper issued in the ordinary course of business), without the prior written consent of the Representatives;

                  (j) to use the net proceeds received by the Company from the sale of the Notes pursuant to this Agreement in the manner specified in the Prospectus under caption "Use of Proceeds";

                  (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Notes to the Underwriters, (ii) incident to the preparation, registration, transfer, execution and delivery of the Notes, including any transfer or other taxes payable thereon, (iii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iv) incurred in connection with the registration or qualification of the Notes under the laws of such jurisdictions as the Representatives may designate (including fees of counsel for the Underwriters and their disbursements), (v) related to the filing with, and clearance of the offering by, the NASD (including fees of counsel for the Underwriters and their disbursements), (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and the Security Documents Amendment and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Notes, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided,
         (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (viii) the cost of preparing certificates for the Notes, (ix) the fees and expenses of the Trustee and counsel to the Trustee in connection with the Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and the Security Documents Amendment, (x) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (xi) any costs relating to the creation or perfection of the liens under the Security Documents and (xii) any fees charged by rating agencies for the rating of the Notes;

                  (l) not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Subsidiary Guarantees; and

                  (m) to use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes and the Subsidiary Guarantees.

          6. The several obligations of the Underwriters hereunder to purchase the Notes on the Closing Date are subject to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests of the Representatives for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

                  (b) The representations and warranties of the Company and each of the Guarantors contained herein are true and correct on and as of the Closing Date, as if made on and as of the Closing Date, and the Company and each of the Guarantors shall have complied in all material respects with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or
         (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes.

                  (d) The Representatives shall have received on and as of the Closing Date (i) a certificate of an officer of the Company and each Guarantor, with specific knowledge about the financial matters of the Company or such Guarantor, satisfactory to the Representatives to the effect set forth in Sections 4(e), 4(cc), 6(a) and 6(b) and (ii) a certificate in the form of Exhibit 1 hereto signed by the chief financial officer of the Company.

                  (e) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Baker Botts L.L.P., counsel for the Company and the Guarantors, to the effect that:

                         (i) Each of the Company and the Guarantors is duly organized and validly existing in good standing under the laws of the State of Delaware, with corporate (or limited partnership) power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

                         (ii) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

                         (iii) The Subsidiary Guarantees have been duly authorized and, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this

                  Agreement, the Subsidiary Guarantees will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

                         (iv) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and is a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

                         (v) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

                         (vi) The Notes and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus; the statements under the caption "Certain United States Federal Income Tax Consequences to Non-U.S. Holders" in the Prospectus are a fair and accurate summary in all material respects of the legal matters described therein; and such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described (including by way of incorporation by reference) in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement (or any document incorporated by reference) that are not described or filed as required.

                         (vii) The Registration Statement and the Prospectus and any amendments and supplements thereto, excluding the documents incorporated by reference therein (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) as of the dates they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act.

                         (viii) The documents incorporated by reference in the
                  Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion), when they became effective or were filed under the Exchange Act with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

                         (ix) The issue and sale of the Notes and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the other Transaction Documents will not (1) result in any violation of the provisions of (a) the Certificate of Incorporation or the By-Laws of the Company or any Guarantor or (b) any law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Joint Ventures or subsidiaries or any of their respective properties or (2) constitute a default under, the Credit Agreement, the Existing ARCO Chemical Debt, the Existing Secured Notes or the Company's Senior Subordinated Notes due 2009.

                         (x) No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issuance by the Company of the Notes to be sold by it hereunder or the consummation by the Company of the other transactions contemplated by this Agreement or the other Transaction Documents, except such as have been obtained under the Securities Act and as may be required under the Blue Sky Laws of the various states.

                          (xi) None of the Company or the Guarantors is and, after giving effect to the offering and sale of the Notes, none will be an "investment company", as such term is defined in the Investment Company Act.

                         (xii) The Indenture has been duly qualified under the TIA.

                         (xiii) The Credit Agreement Amendment has been duly
                  authorized, executed and delivered by the Company and the Credit Agreement, as amended and restated by the Credit Agreement Amendment, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as
                  (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

                         (xiv) The Security Documents Amendment has been duly authorized, executed and delivered by the Company and each of its subsidiaries party thereto and each Security Document (other than the Louisiana Mortgage (as defined on Schedule A hereto)), as amended by the Security Documents Amendment, is a valid and binding agreement of the Company and each of its subsidiaries party thereto.

                          (xv) Each Security Document listed on Schedule A hereto (in each case, as amended by the applicable Security Documents Amendment), other than the Deeds of Trust (the "Texas Mortgages") and the Louisiana Mortgage, creates a valid security interest in favor of the Collateral Agent for the benefit of the "Secured Parties" (including the Trustee and the holders of the Notes) as defined and to the extent provided therein, in all right, title and interest of the Company and its subsidiaries party thereto (the "Debtors") in that portion of the "Collateral" as defined therein in which a security interest may be created under the Uniform Commercial Code (the "New York Code") in effect in the State of New York (the "UCC Collateral").

                         (xvi) Except as otherwise provided by Sections 9-303 through 9-306 of the New York Code, the perfection of such security interests will be determined under the local laws of the jurisdiction in which the debtor is located, which is the State of Delaware for each debtor. On the proper filing in the office of the Secretary of State of the State of Delaware of UCC-1 financing statements executed by each applicable Debtor (copies of which shall be attached to such opinion), which financing statements were filed in December 2001, the Collateral Agent has a perfected security interest in that portion of the UCC Collateral in which a security interest may be perfected by filing and in the proceeds thereof, subject, however, with respect to proceeds, to Sections 9-315 of the New York Code and any comparable provision of the Delaware Uniform Commercial Code. Such financing statements have continued the effectiveness of the previously-filed financing statements referred to therein.

                       (xvii) Assuming (a) continued possession and control (within the meaning of Section 8-106 of the New York Code) in New York by, the Collateral Agent, of the stock certificates representing the issued and outstanding shares of capital stock of the Company's subsidiaries pledged pursuant to the Security Documents (the "Subsidiary Shares"), together with stock powers properly executed in blank with respect thereto (which Subsidiary Shares have previously been delivered to the Collateral Agent), and (b) the Collateral Agent acquired its interest in the Subsidiary Shares in good faith and without notice of any adverse claims (as defined in Section 8-103 of the New York Code), the Collateral Agent has a perfected security interest in the Subsidiary Shares, free of any adverse claims to the extent provided by Articles 8 and 9 of the New York Code, for the benefit of the Secured Parties (including the Trustee and the holders of the Notes).

                       (xviii)  Each Texas Mortgage (as amended by the
                  applicable Security Documents Amendment) creates a valid security interest in favor of the Collateral Agent for the benefit of the Secured Parties (including the Trustee and the holders of the Notes) as defined and to the extent provided therein in all right, title and interest of the Company in that portion of the "Trust Property" (as defined in each Texas Mortgage) (the "Texas UCC Collateral") in which a security interest may be created under Chapter 9 of the Texas Uniform Commercial Code (the "Texas Code"). As a result of the filing in the office of the Secretary of State of the State of Texas and in the real property records of the County Clerk of Harris County, Texas of UCC financing statements (the "Texas Fixture Filings"), which financing statements were filed in May 1999, as amended by UCC-3 financing statements filed in December 2001, the Collateral Agent has a perfected security interest in that portion of the Texas UCC Collateral which may be perfected by so filing the Texas Fixture Filings and in the proceeds thereof in which a security interest may be created under Chapter 9 of the Texas Code and perfected by so filing those financing statements, subject, however, with respect to the proceeds, to Section 9.315 of the Texas Code.

                         (xix) The applicable Security Documents Amendment ("Texas Amendment No. 2") to each Texas Mortgage is in form satisfactory for recording or filing. The recording and indexing of such Amendment is the only recording or filing necessary or advisable in the State of Texas to publish notice of, protect the validity of, and establish of record the rights of the parties thereto and the priority of the liens modified and extended thereby in respect of the Trust Property (as defined in each Texas Mortgage). Other than the documents referred to above, no other documents need be filed in any public office in the State of Texas in order to publish notice, protect the validity of the instruments referred to herein or to establish of record the rights of the parties thereto and the priority of the liens created thereby in connection with the transactions contemplated by the Texas Mortgages and the Indenture or the ability of the Beneficiary (as defined in each Texas Mortgage) to seek enforcement of such rights.

                         (xx) The Security Documents Amendment to each Texas Mortgage, upon recording as set forth in Section 6(xviii) above, will (a) be enforceable against the Company in accordance with its terms, (b) extend the lien of such mortgage upon, and the security interest of such mortgage in, such of the Trust Property (as defined in each Texas Mortgage) as is owned by the Company, as of the date of its recording and indexing, to secure the obligations arising under the Indenture in addition to the "Additional Senior Secured Obligations" described in such mortgage prior to giving effect to Texas Amendment No. 2, and (c) cause the lien of such mortgage to equally and ratably secure (i) the Notes, and (ii) the other Additional Secured Obligations.

                         (xxi) No recording, filing, stamp or transfer tax is payable in connection with recording or filing of Texas Amendment No. 2 except for customary recording and filing fees charged by applicable governmental authorities.

                         (xxii) If all material facts and issues of law were
                  presented and properly argued, a Texas court, or a federal court sitting in the State of Texas, should give effect to the governing law provisions of each of the Transaction Documents, subject to Section 35.51(f)(4) of the Texas Business and Commerce Act.

                                Such counsel shall also state that they have
                  participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality, to the extent such counsel deems reasonable, upon officers and other representatives of the Company), no facts have come to the attention of such counsel to lead such counsel to believe that (a) the Registration Statement (other than the financial statements, the notes thereto and the auditors' reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to, as to which such counsel has not been asked to comment), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (other than the financial statements, the notes thereto and the auditors' reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to, as to which such counsel has not been asked to comment), at the time the Prospectus was issued, or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                Such counsel may state that the opinions
                  expressed are based on and are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, the contract law of the State of New York and the federal laws of the United States, as currently in effect (and may assume that the Uniform Commercial Code in Delaware is identical to the New York Code).

                       (f) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters) of Kerry A. Galvin, Esq., general counsel for the Company (or Gerald A. O'Brien, deputy general counsel of the Company), to the effect that:

                       (i) The Company has been duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                       (ii) Each of the Company's subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of incorporation with power and authority (corporate and otherwise) under such laws to own its properties and conduct its business as described in the Prospectus and has been duly qualified to do business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect; and all of the outstanding shares of capital stock or other ownership interests of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except (A) in the case of foreign subsidiaries, for directors' qualifying shares and (B) the pledge of such stock or other ownership interests under the Security Documents as set forth in the Prospectus and (C) as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or similar claims.

                       (iii) Each of the Significant Joint Ventures has been
                  duly organized and is validly existing as a limited partnership under the laws of Delaware, with power and authority under its partnership agreement and the law of the State of Delaware to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding general and limited partnership interests of each Significant Joint Venture have been duly authorized and validly issued, are fully-paid and non-assessable (except insofar as any such general partnership interest carries with it liability for the debts and obligations of the relevant limited partnership). The Company owns 41% of the outstanding general and limited partnership interests in Equistar and 58.75% of the outstanding general and limited partnership interests of LCR and (except for

                  (A) the pledge under the Security Documents and (B) otherwise, in each case as set forth in the Prospectus) the outstanding general and limited partnership interests of the Significant Joint Ventures owned by the Company are owned, directly or indirectly by the Company, free and clear of all liens, encumbrances, security interests and similar claims.

                       (iv) Other than as set forth or contemplated in the Prospectus, to the best of such counsel's knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened or contemplated against the Company, any of its subsidiaries, LCR or any of their respective properties or to which the Company, any of its subsidiaries or LCR is or may be a party or to which any property of the Company, its subsidiaries or LCR is or may be the subject which, if determined adversely to the Company, its subsidiaries or LCR, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

                       (v) Such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described (including by way of incorporation by reference) in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement (or any document incorporated by reference) that are not described or filed as required.

                       (vi) None of the Company, any of its subsidiaries or LCR is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Certificate of Incorporation or By-Laws or other constitutive documents, or to the best of such counsel's knowledge, any agreement or instrument to which the Company, any of its subsidiaries or LCR is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole.

                       (vii) The issue and sale of the Notes and the performance
                  by the Company and its subsidiaries of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the other Transaction Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company, any of its subsidiaries or LCR is a party or by which the Company, any of its subsidiaries or LCR is bound or to which any of the property or assets of the Company, its subsidiaries or LCR is subject, nor will any such action (A) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties or, to the knowledge of such counsel, LCR or any its properties or (B) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company, any of its subsidiaries or LCR is a party or by which the Company, any of its subsidiaries or LCR or their respective property is bound (other than the Liens created under the Security Documents).

                      (viii) Each of the Company, its subsidiaries and LCR
                  owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as could not reasonably be expected to have a Material Adverse Effect, and to the best of such counsel's knowledge, none of the Company, any of its subsidiaries or LCR has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company, any of its subsidiaries or LCR could reasonably be expected to have a Material Adverse Effect, and each of the Company, its subsidiaries and LCR is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                         Such counsel shall also state that she (or he) has
                  participated in conferences with officers and other representatives of the Company, and persons under her (or his) direction or control have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although she (or he) did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality, to the extent such counsel deems reasonable, upon officers and other representatives of the Company), no facts have come to her (or his) attention to lead her (or him) to believe that (a) the Registration Statement (other than the financial statements, the notes thereto and the auditors' reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to, as to which such counsel has not been asked to comment), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (other than the financial statements, the notes thereto and the auditors' reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to, as to which such counsel has not been asked to comment), at the time the Prospectus was issued, or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                         Such counsel may state that the opinions expressed are
                  based on and are limited to the laws of the United States, the General Corporation Law of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware, as currently in effect.

                  (g) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters) of Gerald A. O'Brien, general counsel of Equistar, to the effect that:

                         (i) Other than as set forth or contemplated in the
                  Prospectus, to the best of such counsel's knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened or contemplated against Equistar or any of its subsidiaries or any of their respective properties or to which Equistar or any of its subsidiaries is or may be a party or to which any property of Equistar or any of its subsidiaries is or may be the subject which, if determined adversely to Equistar or its subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

                       (ii) Neither Equistar nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Limited Partnership Agreement or other constitutive documents, or to the best of such counsel's knowledge, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Equistar or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                       (iii) The issue and sale of the Notes and the
                  performance by the Company and its subsidiaries of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the other Transaction Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Equistar or any of its subsidiaries is a party or by which Equistar or any of its subsidiaries is bound or to which any of the property or assets of Equistar or any of its subsidiaries is subject, nor will any such action (A) result in any violation of the provisions of the Limited Partnership Agreement of Equistar or, to the knowledge of such counsel, any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Equistar, its subsidiaries or any of their respective properties or (B) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which Equistar or any of its subsidiaries or their respective property is bound (other than the Liens created under the Security Documents).

                       (iv) Each of Equistar and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as could not reasonably be expected to have a Material Adverse Effect, and to the best of such counsel's knowledge, neither Equistar nor any of its subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to Equistar or any of its subsidiaries could reasonably be expected to have a Material Adverse Effect, and each of Equistar and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                      Such counsel shall also state that the opinions expressed
                  are based on and are limited to the laws of the United States, the General Corporation Law of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware, as currently in effect.

          (h) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters) of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., special Louisiana counsel for the Company, to the effect that

                       (i) Amendment No. 2 to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of the Closing Date ("Louisiana Amendment No. 2") between the Company (as successor to Lyondell Chemical Worldwide, Inc.) and JP Morgan Chase Bank (formerly The Chase Manhattan Bank, successor by merger to Morgan Guaranty Trust Company of New
                  York) is in form satisfactory for recording or filing. The recording and indexing of Louisiana Amendment No. 2 is the only recording or filing necessary or advisable in the State of Louisiana to publish notice of, protect the validity of, and establish of record the rights of the parties thereto and the priority of the liens modified and extended thereby in respect of the Mortgaged Property (as defined in the Louisiana Mortgage). Other than the document referred to above, no other documents need be filed in any public office in the State of Louisiana in order to publish notice, protect the validity of the instruments referred to herein or to establish of record the rights of the parties thereto and the priority of the liens created thereby in connection with the transactions contemplated by the Transaction Documents and the ability of the Mortgagee (as defined in the Louisiana Mortgage) to seek enforcement of such rights.

                       (ii) Louisiana Amendment No. 2, upon recording as set forth in Paragraph 6(h)(i) above, will (a) be enforceable against the Company in accordance with its terms, (b) extend the lien of the Louisiana Mortgage upon, and the security interest of the Louisiana Mortgage in, such of the Mortgaged Property (as defined in the Louisiana Mortgage) as is owned by the Company, as of the date of its recording and indexing, to secure the obligations arising under the Indenture in addition to the "Additional Senior Secured Obligations" described in the Louisiana Mortgage, prior to giving effect to Louisiana Amendment No. 2, and (c) cause the lien of the Louisiana Mortgage to equally and ratably secure (i) the Notes, and (ii) the other Additional Secured Obligations.

                       (iii) No recording, filing, stamp or transfer tax is
                  payable in connection with recording or filing of Louisiana Amendment No. 2 except for customary recording and filing fees charged by applicable governmental authorities.

                       (iv) Except for the filings already accomplished and the filings referred to above, no governmental consent, authorization, order, approval, registration, declaration or filing is required under the laws of the State of Louisiana in connection with the authorization, execution, delivery and performance of any of the Transaction Documents by any of the parties thereto.

                       (v) The transactions contemplated by the Transaction Documents will not be in conflict with any law, statute, ordinance or governmental rule or regulation generally in effect in the State of Louisiana.

                  In rendering such opinions, Baker Botts L.L.P., Kerry A. Galvin, Gerald O'Brien and Kean, Miller, Hawthorne, d'Armond, McCowan & Jarman, L.L.P. may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

                  The opinions of Baker Botts L.L.P., Kerry A. Galvin, Gerald O'Brien and Kean, Miller, Hawthorne, d'Armond, McCowan & Jarman, L.L.P. described above shall be rendered to the Underwriters at the request of the Company and the Guarantors and shall so state therein.

                  (i) The Representatives shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (j) The Representatives shall have received on and as of the Closing Date, an opinion of Davis Polk & Wardwell, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Notes, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                  (k) The Representatives shall have received an original copy of the Indenture which shall have been duly executed and delivered by the Company, the Guarantors and the Trustee.

                  (l) The Security Documents Amendment shall have been duly authorized, executed and delivered by the Company and each of its subsidiaries party thereto and the Representatives shall have received
         (i) an original copy of such agreement, duly executed by the Company and its subsidiaries party thereto, and (ii) evidence reasonably satisfactory to them of the effectiveness of the security contemplated thereby and the perfection of the security interests created thereby (including evidence of the filing of UCC-1s, the delivery of any stock certificates or promissory notes comprising the collateral under the Security Documents and arrangements for the recordation of any mortgages or deeds of trust).

                  (m) The Credit Agreement Amendment shall have been authorized, executed and delivered by each party thereto and shall constitute a valid and binding agreement of each party thereto (with terms as set forth in the Prospectus); all conditions precedent to the effectiveness of the Credit Agreement Amendment shall have been either satisfied or waived by the lenders party thereto (with the consent of the Representatives), the Credit Agreement Amendment shall have become effective in accordance with its terms and no default or even of default thereunder shall have occurred and be continuing.

                  (n) The Company shall have made arrangements satisfactory to the Underwriters to (x) use the net proceeds from the sale of the Notes to repay $200.0 million owed under the term loan facility of the Credit Agreement and (y) reduce the revolving credit facility thereunder to $350.0 million.

                  (o) On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

          7. The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that with respect to any such untrue statement in or omission from the preliminary prospectus, the indemnity agreement contained in this Section 7 shall not inure to the benefit of any such Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of the Notes to such person and
(B) the untrue statement in or omission from the preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of noncompliance by the Company with Section 5(b).

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, their directors, their officers who sign the

Registration Statement and each person who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 7, such person (the "Indemnified Person") shall promptly notify the person or persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing, and such Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person and not the Indemnifying Persons unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by Salomon Smith Barney Inc. and any such separate firm for the Company, the Guarantors, their directors, their officers who sign the Registration Statement and such control persons of the Company and the Guarantors shall be designated in writing by the Company. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contem-plated by the second and third sentences of this paragraph, such Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Notes. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes set forth opposite their names in Schedule B hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Guarantors set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, any Guarantor, their officers or directors or any other person controlling the Company or any Guarantor and (iii) acceptance of and payment for any of the Notes.

          8. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         If on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased hereunder, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule B bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 8 by an amount in excess of one-tenth of such principal amount of Notes without the written consent of such Underwriter. If on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

           9. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Guarantor to comply with the terms or to fulfill the conditions of this Agreement, or if for any reason the Company or any Guarantor shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled or is not waived, the Company and the Guarantors jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder. If the Agreement is terminated by the Company by reason of the default of one or more of the Underwriters, the Company and the Guarantors shall not be obligated to reimburse any defaulting Underwriter on account of such expenses.

          10. This Agreement shall inure to the benefit of and be binding upon the Company, the Guarantors, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of

Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

          11. Any action by the Underwriters or the Representatives hereunder may be taken by the Representatives jointly or by Salomon Smith Barney Inc. on behalf of the Underwriters or the Representatives, and any such action taken by the Representatives jointly or by Salomon Smith Barney Inc. shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013; Attention: E. Thomas Massey. Notices to the Company shall be given to it at Lyondell Chemical Company, One Houston Center, Suite 1600, 1221 McKinney Street, Houston, Texas (telefax: (713) 652-4140);
Attention: Kerry Galvin, Esq.

          12. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          13. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

          14. No amendment or waiver of any provision of this Agreement, nor consent or approval to any departure therefrom, shall be effective unless given in writing and signed by the parties hereto.

         If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                      Very truly yours,

                                      LYONDELL CHEMICAL COMPANY



                                      By: /s/ Lyondell Chemical Company
                                          --------------------------------------
                                          Name:
                                          Title:


                                      ARCO CHEMICAL TECHNOLOGY, INC.



                                      By: /s/ ARCO Chemical Technology, Inc.
                                          --------------------------------------
                                          Name:
                                          Title:

                                      ARCO CHEMICAL TECHNOLOGY, L.P.



                                      By: /s/ ARCO Chemical Technology, L.P.
                                          --------------------------------------
                                          Name:
                                          Title:


                                      LYONDELL CHEMICAL NEDERLAND, LTD.



                                      By: /s/ Lyondell Chemical Nederland, Ltd
                                          --------------------------------------
                                          Name:
                                          Title:

Accepted: June 26, 2002

SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON
   CORPORATION

Acting severally on behalf of themselves and the several Underwriters listed in Schedule B hereto.

By: SALOMON SMITH BARNEY INC.



By: /s/ Salomon Smith Barney Inc.
    ----------------------------------
    Name:
    Title:

                                                                      SCHEDULE A

                               SECURITY DOCUMENTS

(1) Pledge Agreement dated as of July 28, 1998 (as amended) between the Company and the Administrative Agent relating to the pledge of shares of capital stock of Lyondell General Methanol Company and Lyondell Limited Methanol Company;

     (2) Pledge Agreement dated as of July 28, 1998 (as amended) between the Company and the Administrative Agent relating to the pledge of shares of capital stock of Lyondell Petrochemical G.P. Inc. and Lyondell Petrochemical L.P. Inc.;

     (3) Pledge Agreement dated as of July 28, 1998 (as amended) between the Company and the Administrative Agent relating to the pledge of shares of capital stock of Lyondell Refining Company;

     (4) Pledge Agreement dated as of December 31, 1998 (as amended) between the Company and the Administrative Agent relating to the pledge of shares of capital stock of Lyondell Refining LP, LLC;

     (5) Pledge Agreement dated as of May 17, 1999 between Lyondell Chemical Worldwide, Inc. and the Administrative Agent relating to the pledge of the Subsidiary Shares (as defined therein);

     (6) Pledge Agreement dated as of March 31, 2000 between Company and the Administrative Agent relating to the pledge of limited liability company interests in each of Lyondell POJVGP, LLC, Lyondell POJVLP1, LLC, Lyondell POJVLP2, LLC and Lyondell POJVLP3, LLC;

     (7) Security Agreement dated as of July 28, 1998 (as amended) between Lyondell Petrochemical G.P. Inc., Lyondell Petrochemical L.P. Inc. and the Administrative Agent;

     (8) Security Agreement dated as of July 28, 1998 (as amended) between Lyondell Refining Company and the Administrative Agent;

     (9) Security Agreement dated as of July 28, 1998 (as amended) between Lyondell General Methanol Company, Lyondell Limited Methanol Company and the Administrative Agent;

     (10) Security Agreement dated as of December 31, 1998 (as amended) between Lyondell Refining LP, LLC and the Administrative Agent;

     (11) Security Agreement dated as of May 17, 1999 (as amended) between Lyondell Chemical Company and Morgan Guaranty Trust Company of New York, as Collateral Agent (the "Collateral Agent");

     (12) Deed of Trust dated as of May 13, 1999 (but effective as of May 17,
1999) (as amended) relating to Bayport, TX facility from LCW to the trustee named therein for the benefit of the Collateral Agent;

     (13) Deed of Trust dated as of May 13, 1999 (but effective as of May 17,
1999) (as amended) relating to Channelview, TX facility from Lyondell Chemical Worldwide, Inc. ("LCW") to the trustee named therein for the benefit of the Collateral Agent;

     (14) Mortgage dated as of May 13, 1999 (as amended) (but effective as of May 17, 1999) relating to Lake Charles, LA facility from LCW to the Collateral Agent (the "Louisiana Mortgage");

     (15) Security Agreement dated as of May 17, 1999 (as amended) between LCW and the Collateral Agent;

     (16) Security Agreement dated as of March 31, 2000 between PO Offtake, LP and the Administrative Agent; and

     (17) Security Agreement dated as of March 31, 2000 among Lyondell POTechGP, Inc., Lyondell POTechLP, Inc. and the Administrative Agent.

                                                                      SCHEDULE B

                                                      Principal Amount
                                                       of Notes To Be
                Underwriter                              Purchased
                -----------                          ------------------

Salomon Smith Barney Inc. .........................    $ 79,230,000

Banc of America Securities LLC ....................    $ 79,230,000

J.P. Morgan Securities Inc. .......................    $ 79,230,000

Credit Suisse First Boston Corporation ............    $ 26,410,000

Scotia Capital (USA) Inc. .........................    $ 13,900,000
                                                       ------------

         Total ....................................    $278,000,000
                                                       ============

                                                                      SCHEDULE C

                                  SUBSIDIARIES

ARCO Chemical Properties, L.P.
ARCO Chemical Technology Management, Inc.
ARCO Chemical Technology, Inc.
ARCO Chemical Technology, L.P.
Eurogen C.V.
Lyo-Bayer Mfg. Maasviakte VOF
Lyondell Asia Pacific, Ltd.
Lyondell Australia Pty Limited/1/
Lyondell Bayport, LLC
Lyondell Centennial Corp.
Lyondell Chemical (Deutschland) GmbH
Lyondell Chemical Canada Inc./1/
Lyondell Chemical Central Europe Ges.m.b.H
Lyondell Chemical Delaware Company
Lyondell Chemical Espana Co.
Lyondell Chemical Europe, Inc.
Lyondell Chemical Holding Company
Lyondell Chemical International Company
Lyondell Chemical Italia S.r.L.
Lyondell Chemical Nederland, Ltd.
Lyondell Chemical Overseas Services, Inc.
Lyondell Chemical Pan America
Lyondell Chemical Products Europe, Inc.
Lyondell Chemical Wilmington, Inc.
Lyondell Chemie (PO-11) BV
Lyondell Chemie (POSM) BV
Lyondell Chemie International BV
Lyondell Chemie Investment Nederland B.V.
Lyondell Chemie Nederland BV
Lyondell Chemie Technologie Nederland B.V.
Lyondell Chemie Utilities B.V.
Lyondell Chimie France Corporation
Lyondell Chimie France SNC
Lyondell Chimie TDI SCA
Lyondell-Equistar Holdings Partners
Lyondell France, Inc.

----------
         /1/In the process of being liquidated by the Company.

Lyondell Funding LLC
Lyondell General Methanol Company
Lyondell Greater China, Ltd.
Lyondell Indonesia, Inc./2/
Lyondell Intermediate Holding Company
Lyondell Japan, Inc.
Lyondell Limited Methanol Company
Lyondell Methanol Company, L.P.
Lyondell Petrochemical G.P. Inc.
Lyondell Petrochemical L.P. Inc.
Lyondell PO-11 C.V.
Lyondell POJVGP, LLC
Lyondell POJVLP1, LLC
Lyondell POJVLP2, LLC
Lyondell POJVLP3, LLC
Lyondell POTechGP, Inc.
Lyondell POTechLP, Inc.
Lyondell Quimica do Brasil, Ltda
Lyondell Refining Company
Lyondell Refining LP, LLC
Lyondell South Asia Pte Ltd
Lyondell Taiwan, Inc./2/
Lyondell Thailand, Ltd.
Lyondell-DNT Limited Partnership
PO Offtake, LP
POSM Delaware, Inc.
POSM II Limited Partnership, L.P.
POSM II Properties Partnership, L.P.
Seinehaven BDO2 C.V.
Steamelec B.V.
Viritech, Inc.

--------
         /2/Will be dissolved effective as of June 28, 2002.

                                                                      SCHEDULE D

                                 JOINT VENTURES

Equistar Chemicals, LP
Eurogen C.V.
Lyo-Bayer Mfg. Maasviakte VOF
LYONDELL-CITGO Refining, LP
Lyondell-DNT Limited Partnership
Lyondell-Equistar Holdings Partners
PO JV, LP
POSM II Limited Partnership, L.P.
Technology JV, LP
Nihon Oxirane Co., Ltd.
Steamelec B.V.

                                                                       Exhibit 1

       Certificate of Chief Financial Officer of Lyondell Chemical Company

         This Officer's Certificate is delivered pursuant to Section 6(d)(ii) of the Underwriting Agreement (the "Underwriting Agreement") dated June 26, 2002 among Lyondell Chemical Company (the "Company"), Lyondell Chemical Nederland, Ltd., ARCO Chemical Technology, Inc. and ARCO Chemical Technology, L.P. (together, the "Subsidiary Guarantors") and the Underwriters named therein relating to the Company's 11 % Senior Secured Notes due 2012 (the "Notes"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

         1. The Company has been advised by the arrangers of its Credit Agreement that, as a result of market conditions in the revolving credit market, the Company is not currently able to extend the maturity of the $500.0 million revolving credit component of the Credit Agreement on commercially reasonable terms beyond its current maturity date of June 30, 2003. Instead, the Company has been able to extend the maturity of $350.0 million of revolving credit capacity.

         2. The Company believes it appropriate, and has been advised by its financial advisors that the rating agencies and investors will deem it desirable, for the Company to have more than $350.0 million of available liquidity at all times, which available liquidity could consist of revolving credit availability and/or cash on hand.

         3. The Company has therefore determined to issue the Notes and invest a portion of the proceeds in cash and cash equivalents to be available for liquidity needs as a partial replacement for the revolving credit facility, and to reduce availability under the revolving credit facility in connection therewith to $350.0 million.

         4. The Company has no current plan or intent to increase the commitments under the revolving credit facility, or obtain additional revolving credit facility capacity in any other manner within one year from the date hereof absent a Board of Directors determination in good faith that the Company has experienced a change in circumstances that require it to obtain additional liquidity.

         IN WITNESS WHEREOF, I have signed this certificate on behalf of the Company.

                                                By: __________________________

                                                Name: T. Kevin DeNicola
                                                Title: Senior Vice President,
                                                    Chief Financial Officer


         Dated: July 2, 2002